Exhibit 4.11

English Summary of the Hebrew Original

Amendment no. 9 to the Credit Agreement dated March 14, 2013 that was made and entered in Tel Aviv, on November __, 2019

By and Among:	The Entities Listed in Annex 1 of the Credit Agreement in their capacities as lenders (hereinafter: the "Lenders")

of the first part;

and:	Bank Hapoalim Ltd. in its capacity as the Credit Manager and in its capacity as the Securities' Trustee (hereinafter: "Bank Hapoalim")

of the second part;

and:	Ceragon Networks Ltd. Company number 51-235244-4 of 24 Raoul Wallenberg St., Tel Aviv, 6971920 (hereinafter: the "Borrower")

of the third part;

(each of the Lenders, the Credit Manager, the Securities' Trustee and the Borrower shall be referred to hereinbelow as a "Party" and jointly as the "Parties")

Whereas
on March 14, 2013, the Borrower entered into a credit agreement with the Lenders (hereinafter: the "Credit Agreement"), in the framework of which, and by virtue of which, inter alia, the "Credit" was made available to the Borrower; and

Whereas
on November 3, 2013, following the Borrower's request to make various amendments to the Credit Agreement, Amendment no. 1 to the Credit Agreement was executed by and among the Parties, and on April 29, 2014, following the Borrower's request to make additional amendments to the Credit Agreement, instead of the amendments that were made to the Credit Agreement in the framework of Amendment no. 1, Amendment no. 2 to the Credit Agreement was executed by and among the Parties, and on March 31, 2015, following the Borrower's request to make various amendments to the Credit Agreement, inter alia, instead of various amendments that were made to the Credit Agreement in the framework of Amendment no. 2 and remained in force, Amendment no. 3 to the Credit Agreement was executed by and among the Parties and on March 10, 2016, following the Borrower's request to make various amendments to the Credit Agreement, inter alia, instead of various amendments that were made to the Credit Agreement in the framework of Amendment no. 3, Amendment no. 4 to the Credit Agreement was executed by and among the Parties, and on December 6, 2016, following the Borrower's request to make various amendments to the Credit Agreement, inter alia, instead of various amendments that were made to the Credit Agreement in the framework of Amendment no. 3 and remained in force, Amendment no. 5 to the Credit Agreement was executed by and among the Parties, and on March 30, 2017, following the Borrower's request to make various amendments to the Credit Agreement, Amendment no. 6 to the Credit Agreement was executed by and among the Parties, and on February 12, 2018, following the Borrower's request to make various amendments to the Credit Agreement, Amendment no. 7 to the Credit Agreement was executed by and among the Parties, and on March 26, 2018, following the Borrower's request to make various amendments to the Credit Agreement, Amendment no. 8 to the Credit Agreement was executed by and among the Parties (hereinafter, jointly, the "Amendments"); and

Whereas	the Borrower approached the Lenders and requested to make various additional amendments to the Credit Agreement and to the Amendments, as specified in this Amendment below; and

Whereas
in reliance upon the veracity of the Borrower's representations and warranties in the Credit Agreement and in this Amendment, as specified below, and the fulfillment of all of its undertakings as specified in the Credit Agreement, as amended in this Amendment, the Remaining Lenders agreed to the Borrower's request, all subject to and in accordance with the terms and conditions and the provisions of the Credit Agreement and this Amendment;

Now, Therefore, it has been represented, stipulated and agreed among the
Parties, as follows:

1.	General

1.1
The preamble to this Amendment constitutes an integral part hereof. All of the terms mentioned above and below in this Amendment shall have the meaning given to them in the Credit Agreement, unless explicitly stated otherwise.

1.2	For the removal of doubt it is agreed that this Amendment constitutes part of the Credit Documents, as defined in Section 2 of the Credit Agreement.

1.3
In addition to any representation, warranty or undertaking of the Borrower in the Credit Agreement or in the other "Credit Documents" (as such term is defined in the Credit Agreement) or in any other document or agreement that was or shall be delivered to the Lenders in connection with the Credit or in connection with the securities, and without prejudicing or derogating from any of the above (unless as is warranted pursuant to this Amendment), the Borrower represents, confirms and undertakes towards the Lenders and to the position holders as follows:

1.3.1	That the Borrower has and continues to precisely and entirely comply with all the provisions of the Credit Agreement;

1.3.2
That all of the Borrower's representations that are specified in the Credit Agreement (other than those specified in Sections 15.1.2, 15.1.3(a), 15.1.5, 15.1.6, 15.1.10, 15.1.11 and 15.1.16) remain true and correct as of the date of the execution of this Amendment;

1.3.3
That (a) the Borrower has obtained all of the resolutions, consents, authorizations, permits and approvals required under its documents of incorporation, under any law and under the directive of any authority, with respect to making this Amendment or with respect to the Credit Agreement and its annexes; (b) there is no need to adopt resolutions or receive any other approvals or consents; (c) all of the measures and actions that are required in order to duly approve its engagement under this Amendment have been taken; (d) all of the Borrower's undertakings under, in the framework of or in connection with this Amendment or the Credit Agreement or the other Credit Documents are legal, in force, valid, binding and enforceable against it, as per their terms and conditions.

2.	A Permitted Factoring Transaction

Section 16.16 of the Credit Agreement shall be amended as follows:

2.1	In subsection (a) the amount of “US$ 50 Million (Fifty Million US Dollars)” is hereby replaced with the amount of “US$ 35 Million (Thirty Five Million US Dollars)”.

2.2	In subsection (b) the amount of “US$ 10 Million (Ten Million US Dollars)” is hereby replaced with the amount of “US$ 15 Million (Fifteen Million US Dollars)”.

2.3	A new subsection (c) is hereby added immediately following subsection (b) to read as follows:

“(c)     From clients that are among the [------------]1 group, in an amount which shall not, at any time, in total, exceed US$ 10 Million (Ten Million US Dollars)”.

2.4	The provisions of Section 16.16 not altered or modified by this Amendment shall remain in effect.

1  Specific customer in India

3.	Miscellaneous

3.1
Upon the execution of this Amendment, the Borrower shall deliver to the Lenders (via the Manager) a detailed report with respect to all of the Permitted Factoring Transactions that were made thereby until the execution of this Amendment, at such detail that is to the Lenders' satisfaction.

3.2
Unless otherwise expressly set forth in this Amendment, the terms and conditions and the obligations specified in this Amendment do not derogate from or prejudice or modify any other undertaking of the Borrower towards the Lenders or the validity of any security whatsoever that was made available to the benefit of the Securities' Trustee for the Lenders, under and by virtue of the Credit Agreement or the other Credit Documents or any other agreement or document that was or shall be delivered to the Lenders or to a position holder with respect to the Credit, and these shall continue to have full and binding force, including all of the provisions relating to the Lenders' rights to make the Credit immediately payable, all in accordance with and subject to the provisions and the terms and conditions of the Credit Documents.

3.3
This Amendment, unless explicitly stated otherwise herein, is meant to be in addition to all that is stated in the Credit Agreement and in the Amendments, and shall not derogate from or modify or prejudice them, and other than as explicitly specified in this Amendment, all of the rights of the Lenders and of the Borrower under the Credit Agreement, the Amendments and applicable law, are fully reserved.

3.4	This Amendment may be signed by its Parties in one copy or in several separate copies by any of the Parties, which shall all constitute one document.

3.5	This Amendment shall be signed on behalf of the Lenders by Bank Hapoalim in its capacity as the Credit Manager and in its capacity as the Securities' Trustee.

[Signature page transferred to next page]

In Witness Whereof, the Parties have affixed their signatures:

(-)	(-)
Ceragon Networks Ltd.	Bank Hapoalim Ltd. (as a Lender, in its capacity as the Credit Manager, in its capacity as the Securities Trustee)
(-)
The First International Bank of Israel Ltd. (as a Lender)
(-)
HSBC BANK PLC (as a Lender)
(-)
Bank Leumi Le-Israel Ltd. (as a Lender)

Lawyer's Confirmation

I, the undersigned, Zvi Maayan, Adv., serve as Legal Counsel to Ceragon Networks Ltd. (hereinafter: the "Borrower"), and hereby confirm that this Amendment was duly signed by the Borrower, through Ira Palti, ID [-----------] and by Ran Vered, ID [-----------], pursuant to the Borrower's resolution that was duly adopted in accordance with the Borrower's documents of incorporation as currently in effect. I further hereby confirm that this agreement was signed by those who are authorized to bind the Borrower, whose signatures on this Agreement bind the Borrower for all matters whatsoever.

29.3.2020	(-)
Date	Lawyer's Signature and Stamp